EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Captech Financial Groupo, Inc., ("the Company") on Form 10-QSB for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof ("the Report"), we, Edward Houston, Chief Executive Officer and President, and Theodore Molinare, Chief Financial Officer and , Principal Accounting Officer, , certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 12, 2005


                                                   /s/ Edward Houston
                                                   -----------------------------
                                                   Chief Executive Officer


                                                   /s/Theodore Molinare
                                                   -----------------------------
                                                   Chief Financial Officer, and
                                                   Principal Accounting Officer